Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (hereinafter, this “Agreement”) is made this 31st day of March, 2011 by and among:

RBS CITIZENS, N.A., successor by merger with Citizens Bank of Massachusetts (hereinafter, the “Lender”), a national banking association with an office located at 28 State Street, Boston, Massachusetts 02109;

CYBEX INTERNATIONAL, INC. (hereinafter, the “Borrower”), a New York corporation with its principal office located at 10 Trotter Drive, Medway, Massachusetts 02053; and

CYBEX INTERNATIONAL UK LIMITED (hereinafter, the “Guarantor”), a United Kingdom corporation with its principal office located at Oak Tree House, Atherstone Road, Measham, Derbyshire, DE12 7EL, England.

Background

Reference is made to certain loan arrangements entered into by and between the Borrower, the Guarantor, and the Lender, evidenced by, among other things, the documents, instruments, and agreements set forth on Schedule 1 attached hereto and incorporated herein by reference (hereinafter, collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Loan Documents”).

The Borrower and the Guarantor (hereinafter, collectively, jointly, and severally, the “Obligors”) have requested that the Lender modify certain terms and conditions of the Loan Documents, and the Lender has agreed to do so, but only upon the terms and conditions expressly set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Obligors and the Lender as follows:

Acknowledgment of Indebtedness

1.	The Obligors each hereby acknowledge and agree that, in accordance with the terms and conditions of the Loan Documents, they are jointly and severally liable to the Lender as follows:

a.	Owed under the Revolving Credit Note as of March 30, 2011:

Principal	$0.00
Interest	$0.00

Total	$0.00

b.	Owed under the Term Note as of March 30, 2011:

Principal	$11,093,333.48
Interest	$23,822.32

Total	$11,117,155.80

c.	For all amounts now due, or hereafter coming due, to the Lender under or in connection with any credit card agreements, letters of credit, banker’s acceptances, automated clearinghouse agreements, cash management agreements, deposit account agreements, or similar account agreements or arrangements and/or under any hedge or swap agreements, including, without limitation, the Hedging Contracts.

d.	For all interest accruing upon the principal balances of the Notes from and after March 30, 2011, and for all fees, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accruing or incurred by the Lender in connection with the Loan Documents, including, without limitation, all reasonable attorneys’ fees and expenses incurred in connection with the negotiation, preparation, and enforcement of this Agreement and all documents, instruments, and agreements required in connection herewith or related hereto (hereinafter, collectively, the “Modification Documents”).

Hereinafter, all amounts set forth in this Paragraph 1, all amounts owed under this Agreement, and all amounts owed under the other Modification Documents shall be referred to collectively as the “Obligations”.

Waiver of Claims

2.	The Obligors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lender or the Lender’s officers, directors, employees, attorneys, representatives, agents, predecessors, parent, subsidiaries, shareholders, affiliates, successors, and assigns (hereinafter, collectively, the “Lender Parties”) with respect to the Obligations, the Loan Documents, or otherwise, and that if the Obligors, or any one of them, now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Lender Parties from any liability therefor.

Ratification of Loan Documents; Confirmation of Collateral; Cross-Collateralization;

Cross-Guaranty; Cross-Default; Further Assurances

3.	The Obligors:

a.	Hereby acknowledge and agree that this Agreement and the other Modification Documents shall constitute Loan Documents for all purposes;

b.	Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents. The Obligors further acknowledge and agree that except as specifically modified in this Agreement and the other Modification Documents, all terms and conditions of the Loan Documents shall remain in full force and effect;

c.	Hereby ratify, confirm, and reaffirm that (i) the obligations secured by the Loan Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to this Agreement, the other Modification Documents, the Loan Documents, or otherwise shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a Default and/or Event of Default under any Loan Document, shall constitute a Default and an Event of Default under all of the Loan Documents, it being the express intent of the Borrower that all of the Obligations be fully cross-collateralized, cross-guaranteed, and cross-defaulted.

d.	Hereby acknowledge and agree that in order to further secure the Obligations, the Borrower hereby grants the Lender a security interest in all of the Borrower’s assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles, including payment intangibles, and all products and proceeds of the foregoing. The foregoing collateral granted to the Lender shall constitute Collateral under, and as defined in, the Security Agreement and the Lender shall have all rights and remedies with respect to the same as set forth in the Security Agreement and applicable law; and

e.	Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Loan Documents and the collateral granted therein or herein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement and the other Modification Documents, and hereby authorize the Lender to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Lender deems necessary to perfect or evidence the Lender’s security interests and liens in any such collateral. This Agreement constitutes an authenticated record.

Conditions Precedent

4.	The Lender’s agreements, as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.	The Lender shall have received a current, updated perfection certificate in the form attached hereto as Exhibit “A” from the Borrower;

b.	The Lender shall have received, in good and collected funds, the Modification Fee as required by Paragraph 7 hereof;

c.	The Lender shall have received, in good and collected funds, reimbursement of estimated costs and expenses incurred by the Lender as required by Paragraph 8 hereof;

d.	The Lender shall have received an executed original Mortgage and Security Agreement (hereinafter, the “Massachusetts Mortgage”) in the form attached hereto as Exhibit “B ” granting the Lender a mortgage upon the real property located at 10 Trotter Drive, Medway, Massachusetts (hereinafter, the “Massachusetts Property”);

e.	The Massachusetts Mortgage shall have been recorded in the Norfolk County Registry of Deeds and the Lender shall have received an original loan policy of title insurance insuring the validity, enforceability, and first mortgage priority of the Massachusetts Mortgage in an amount of not less than $12,500,000.00, and otherwise in a form and of a substance, and issued to the Lender by a title insurance company, acceptable to the Lender in all respects in its sole and exclusive discretion;

f.	The Lender shall have received evidence satisfactory to the Lender in its sole and exclusive discretion that all real estate taxes and municipal charges due and payable on the Massachusetts Property have been paid;

g.	The Lender shall have received current insurance certificates (on Acord 27 Form and Acord 25S Form) evidencing the insurance (including, but not limited to, flood and hazard insurance) covering the Massachusetts Property in such amounts and upon such terms as are acceptable to the Lender in all respects in its sole and exclusive discretion, which certificates shall name the Lender as loss payee, additional insured, and mortgagee;

h.	The Lender shall have received evidence satisfactory to the Lender in its sole and exclusive discretion that all liens and encumbrances on the Borrower’s assets, including, without limitation, the Borrower’s IP, in favor of any Person other than the Lender have been terminated and/or released;

i.	The Lender shall have received confirmation acceptable to the Lender in its sole and exclusive discretion that the Lender’s security interest in all assets of the Borrower granted pursuant to this Agreement is a valid, duly perfected, first priority security interest in such assets;

j.	All action on the part of the Obligors necessary for the valid execution, delivery, and performance by the Obligors of this Agreement and the other Modification

Documents shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender; and

k.	This Agreement and the other Modification Documents shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender in its sole and exclusive discretion.

Modifications to Loan Documents

5.	From and after the effectiveness of this Agreement, the Loan Documents are hereby modified as follows:

a.	Amendment to Loan Agreement. The reference to “Sections 7 and 8 hereof” contained in Section 13(c) of the Loan Agreement is hereby deleted and the reference “Sections 7 and 9 hereof” inserted in its place.

b.	Amendment to Definition of Maximum Availability. The definition of Maximum Availability set forth in Section 2.1(b) of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

“(b)	As used herein, the term “Maximum Availability” refers at any time to the lesser of (i) or (ii) below:

(i)	up to (A) Ten Million Dollars ($10,000,000.00); minus (B) the sum of the aggregate amounts then undrawn on all outstanding letters of credit, acceptances, or any other accommodations issued or incurred by the Bank for the account and/or the benefit of Borrower; minus (C) the Availability Reserve.

(ii)	up to (A) eighty-five percent (85%) of Domestic Eligible Receivables; plus (B) fifty percent (50%) of Foreign Eligible Receivables; plus (C) fifty percent (50%) of the value of Borrower’s Eligible Inventory; minus (D) the sum of the aggregate amounts then undrawn on all outstanding letters of credit, acceptances, or any other accommodations issued or incurred by the Bank for the account and/or benefit of Borrower; minus (E) the Availability Reserve.

For the purposes of this Section 2.1(b), “Availability Reserve” shall mean Eight Million Dollars ($8,000,000.00) or such lesser amount as may be designated in writing by the Bank in its sole and exclusive discretion.”

c.	Financial Covenants. The financial covenants set forth in Section 8 of the Credit Agreement and Section 9 of the Loan Agreement shall be calculated without regard to any non-cash accounting adjustments, charges, reserves, or similar matters arising from or in connection with the matter known and captioned as BARNHARD, NATALIE M. vs. CYBEX INTERNATIONAL, INC., Index #002368-2005, Supreme Court of the State of New York, County of Erie (hereinafter, together with any appeal(s) which may be filed in connection therewith, the “Barnhard Litigation”).

d.	Events of Default. The following shall not constitute Events of Default under the Loan Documents: (a) the Borrower’s failure to furnish the Lender with unqualified audited annual financial reports if, and only if, such failure is solely due to such financial reports containing a qualification based upon the Barnhard Litigation; and (b) the entry of judgment in favor of the plaintiff in the Barnhard Litigation (the “Barnhard Judgment”) in excess of $250,000.00 which remains unsatisfied for thirty (30) days without a stay of execution thereon; provided, however, that the following shall constitute Events of Default under the Loan Documents (hereinafter, collectively, the “Trigger Events”): (w) the commencement of any action(s) to enforce and/or execute upon the Barnhard Judgment which is/are not promptly stayed; (x) the Borrower’s failure to timely file an appeal of the Barnhard Judgment; (y) entry of an order that the Borrower post a bond in excess of $10,000,000.00 during the pendency of the Borrower’s appeal of the Barnhard Judgment; or (z) the appeal of the Barnhard Judgment is dismissed, or the Barnhard Judgment is affirmed in whole or in part, or the appellate court remands the matter back to the trial court unless such remand is accompanied by a vacation of the Barnhard Judgment, provided however, that it shall not constitute a Trigger Event if such dismissal, affirmation, or remand is stayed pending an appeal to a higher court unless and until such further appeal has been determined and such dismissal, affirmation, or remand is upheld in whole or in part, and provided further, however, that the entry of any subsequent judgment against the Borrower in excess of $250,000.00 which remains unsatisfied for thirty (30) days without a stay of execution thereon shall constitute an Event of Default.

e.	Material Adverse Change. The existence of the Barnhard Litigation and/or the Barnhard Judgment shall not constitute a material adverse change in the assets, liabilities, financial condition, business of the Borrower (hereinafter, a “MAC”) under Sections 4.3 and 5.2 of the Credit Agreement, provided, however, that the occurrence of a Trigger Event shall constitute a MAC thereunder.

Settlement of Barnhard Litigation

6.	The Borrower hereby agrees that it shall not agree to any settlement of the Barnhard Litigation without the prior express written consent of the Lender, which consent shall not be unreasonably withheld or delayed.

Modification Fee

7.	Modification Fee. In consideration of the Lender’s agreements set forth herein, the Obligors shall pay the Lender a fee (hereinafter, the “Modification Fee”) in the amount of $25,000.00. The Modification Fee shall be: (a) fully earned as of the date of the execution of this Agreement, (b) retained by the Lender as a fee and not applied in reduction of any other Obligations, and (c) paid to the Lender on or before the execution of this Agreement.

Costs and Expenses

8.	On or before the date hereof, the Obligors shall pay the Lender $28,500.00 in reimbursement for the estimated costs, expenses, and costs of collection (including attorneys’ fees and expenses) incurred by the Lender through March 30, 2011 in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Loan Documents, this Agreement, and/or the other Modification Documents, including, without limitation, the negotiation and preparation of this Agreement and the other Modification Documents.

9.	The Obligors shall hereafter reimburse the Lender on demand for any and all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Loan Documents, this Agreement, and/or the other Modification Documents, including, without limitation, the negotiation and preparation of this Agreement and the other Modification Documents.

Authorization to Debit Accounts

10.	The Lender shall be entitled (but not required) to debit any operating or deposit account of the Obligors to collect all fees, costs, and expenses (including but not limited to attorneys’ fees and expenses) to which the Lender may be entitled pursuant to this Agreement or any of the other Loan Documents.

Representations, Warranties, and Covenants

11.	The Obligors hereby represent, warrant, and covenant to the Lender as follows:

a.	The execution and delivery of this Agreement and the other Modification Documents by the Obligors and the performance by the Obligors of their respective obligations and agreements under this Agreement and the other Modification Documents are within the authority of the Obligors, have been duly authorized by all necessary corporate proceedings on behalf of the Obligors, and do not and will not contravene any provision of law, statute, rule or regulation to which the Obligors (or any of them) are subject or, if applicable, the Obligors’ charter, other organization papers, by-laws, or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any of the Obligors.

b.	This Agreement, the other Modification Documents, and the Loan Documents constitute legal, valid, and binding obligations of the Obligors, enforceable in accordance with their respective terms.

c.	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Obligors of this Agreement, the other Modification Documents, or any of the Loan Documents.

d.	The Obligors have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Obligors prior to or at the time hereof, and as of the date hereof, no Default or Event of Default has occurred and is continuing under any of the Loan Documents.

e.	The representations and warranties contained in the Modification Documents and the Loan Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement, the other Modification Documents, and the Loan Documents, changes which have been disclosed in writing to the Lender on or prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date.

f.	The Borrower currently has no commercial tort claims (as such term is defined in the Uniform Commercial Code) and hereby covenant and agree that in the event the Borrower shall hereafter hold or acquire a commercial tort claim, the Borrower shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lender.

g.	The Obligors have read and understands each of the terms and conditions of this Agreement and the other Modification Documents and that they are entering into this Agreement and the other Modification Documents freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Agreement or the other Modification Documents.

Waivers

12.	Non-Interference. From and after the occurrence of any Event of Default, the Obligors agree not to interfere with the lawful exercise by the Lender of any of its rights and remedies. The Obligors further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Lender’s efforts to realize upon any collateral granted to the Lender or otherwise enforce its rights and remedies pursuant to the Loan Documents, this Agreement, and/or the other Modification Documents. The provisions of this Paragraph shall be specifically enforceable by the Lender.

13.

Jury Trial. The Obligors and the Lender hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver: THE OBLIGORS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES

OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE OBLIGORS, OR ANY OTHER PERSON, AND THE LENDER.

Entire Agreement

14.	This Agreement shall be binding upon the Obligors and the Obligors’ respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns. This Agreement and the other Modification Documents incorporate all of the discussions and negotiations between the Obligors and the Lender, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

Construction of Agreement

15.	In connection with the interpretation of this Agreement and the other Modification Documents:

a.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Obligors under this Agreement.

c.	In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lender and the Obligors, the provisions of this Agreement shall govern and control.

d.	The Lender and the Obligors have prepared this Agreement and the other Modification Documents with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted jointly by the Lender and the Obligors and shall not be construed against either the Lender or the Obligors.

Illegality or Unenforceability

16.	Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality,

or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Counterparts

17.	This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Loan Modification Agreement has been executed as of the date first set forth above.

RBS CITIZENS, N.A., successor by merger with Citizens Bank of Massachusetts		CYBEX INTERNATIONAL, INC.

By:	/s/ Thomas Schmidt	By:	/s/ Arthur W. Hicks, Jr.
duly authorized		duly authorized
Name:	Thomas Schmidt	Name:	Arthur W. Hicks, Jr.
Title:	Vice President	Title:	President

CYBEX INTERNATIONAL UK LIMITED

		By:	/s/ Arthur W. Hicks, Jr.
duly authorized
		Name:	Arthur W. Hicks, Jr.
		Title:	President

[Signature Page to Loan Modification Agreement]

Schedule 1

Loan Documents

1.	Loan Agreement dated October 17, 2006 (hereinafter, as modified and in effect, the “Loan Agreement”) by and between the Borrower and the Lender;

2.	Ratification of Loan Agreement dated June 28, 2007 by and between the Borrower and the Lender;

3.	Commercial Promissory Note dated June 28, 2007 (hereinafter, as modified and in effect, the “Term Note”, and together with the Revolving Credit Note, collectively, the “Notes”) made by the Borrower payable to the Lender in the original principal amount of $13,000,000.00;

4.	Credit Agreement dated July 2, 2008 (hereinafter, as amended and modified and in effect, the “Credit Agreement”) by and between the Borrower and the Lender;

5.	Amendment No. 1 to Credit Agreement dated as of August 31, 2008 by and between the Borrower and the Lender;

6.	Revolving Credit Note dated July 2, 2008 (hereinafter, as modified and in effect, the “Revolving Credit Note”) made by the Borrower payable to the Lender in the original maximum principal amount of $15,000,000.00;

7.	Mortgage, Security Agreement and Assignment dated as of June 28, 2007 granted by the Borrower in favor of the Lender encumbering the real property located in Owatonna, Minnesota more particularly described therein (hereinafter, the “Minnesota Property”);

8.	Oil and Hazardous Materials Indemnification Agreement dated June 28, 2007 made by the Borrower and the Guarantor in favor of the Lender with respect to the Minnesota Property;

9.	Collateral Assignment of Interest in Licenses, Permits and Agreements dated June 28, 2007 granted by the Borrower in favor of the Lender;

10.	Security Agreement (Accounts Receivable and Inventory) dated July, 2008 (hereinafter, as modified and in effect, the “Security Agreement”) by and between the Borrower and the Lender;

11.	Guaranty dated as of July 2, 2008 executed and delivered by the Guarantor to the Lender, pursuant to which the Guarantor unconditionally guaranteed the due payment and performance of all obligations of the Borrower to the Lender;

12.	ISDA Master Agreement dated as of June 29, 2006 by and between the Borrower and the Lender and all schedules, exhibits, addenda, and/or riders related thereto;

13.	Modification Agreement dated as of May 4, 2009 by and among the Borrower, the Guarantor, and the Lender, as modified and in effect;

14.	Second Modification Agreement dated as of August 13, 2009 by and among the Borrower, the Guarantor, and the Lender; and

15.	Third Modification Agreement dated as of July 24, 2010 by and among the Borrower, the Guarantor, and the Lender.